UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture for 2.75% Convertible Senior Notes due 2017

On June 28, 2011, in connection with the Company’s public offering of the Notes, the Company entered into an indenture by and between the Company and U.S. Bank National Association as the trustee (the “Trustee”), pursuant to which the Notes were issued (the “Indenture”). This was the offering contemplated by the Underwriting Agreement.

The Notes will be:

•	the Company’s general unsecured obligations;

•	senior in right of payment to all indebtedness that is contractually subordinate to the Notes;

•	equal in right of payment to all indebtedness that is not contractually subordinated to the Notes;

•	structurally subordinated to the existing and future claims of the Company’s subsidiaries’ creditors, including trade creditors;

•	effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	initially limited to an aggregate principal amount of $402,500,000.

The Notes bear interest at a rate of 2.75% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2012. The Notes will mature on July 1, 2017, unless earlier converted or repurchased.

The Notes may be converted, at the option of any holder thereof and subject to certain conditions and under certain circumstances as set forth in the Indenture prior to the close of business on the Business Day immediately preceding January 1, 2017, and at any time thereafter, in each case, at an initial conversion rate of 23.7344 shares of common stock of the Company (subject to adjustment as provided in the Indenture) per $1,000 principal amount of Notes, which is equal to an initial conversion price of approximately $42.13 per share.

The Company will settle conversions of Notes by paying or delivering, as the case may be, in respect of each $1,000 principal amount of such Note being converted cash, shares of common stock, together with cash, if applicable, in lieu of any fractional share of common stock in accordance with the Indenture or a combination of cash and shares of common stock, at its election, as set forth in the Indenture (assuming the Company has received certain necessary stockholder approvals). If the Company has not received such necessary stockholder approvals, the Company will settle conversion of the Notes solely in cash.

The Indenture does not limit the amount of debt that may be issued by the Company or its subsidiaries under the Indenture or otherwise. The Company may not redeem the Notes prior to their maturity date. Holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, upon the occurrence of certain fundamental changes involving the Company. Other than restrictions relating to certain fundamental changes and consolidations, mergers or asset sales and customary anti-dilution adjustments, the Indenture does not contain any financial covenants and does not restrict the Company from paying dividends or issuing or repurchasing any of its other securities.

The events of default, which may result in the acceleration of the maturity of the Notes, include default in the payment of principal on the Notes, default in the payment of interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture, cross acceleration with certain indebtedness, failure to pay, bond or discharge certain judgments and certain events of bankruptcy or insolvency involving the Company or its significant subsidiaries.

If an event of default, other than an event of default involving bankruptcy or insolvency events with respect to the Company, occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the Trustee by notice to the Company, or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and to the Trustee, may declare the principal amount of, and accrued and unpaid interest on, the Notes then outstanding, to be due and payable immediately. If an event of default involving bankruptcy or insolvency events with respect to the Company occurs and is continuing, then the principal amount of, and accrued and unpaid interest on, the Notes then outstanding shall become immediately due and payable, without any notice or other action by any holder or the Trustee. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive an extension fee on the Notes.

        The description of the Indenture is qualified in its entirety by reference to the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 above regarding the Indenture is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 28, 2011, the Company filed a Certificate of Designations setting forth the terms of a series of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), designated pursuant to Article IV of the Company’s Restated Certificate of Incorporation as the Series A participating preferred stock, which will have the rights and preferences, including the conversion, dividend, liquidation ‘and voting rights set forth in that certain certificate of designations of Series A participating preferred stock of the Company (the “Certificate of Designations”). The Preferred Stock is issuable upon exercise of the warrants issued by the Company in connection with the warrant transactions entered into between the Company and each of Bank of America, N.A., and affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Preferred Stock will convert into shares of the Company’s common stock if the Company receives the necessary stockholder approvals as described in the Registration Statement. If the Company has not received such stockholder approvals before the warrant transactions are settled, the shares of Preferred Stock will accumulate cash dividends at a specified dividend rate for s long as such shares remain outstanding.

The description of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series A Participating Preferred Stock filed with the Delaware Secretary of State on June 28, 2011.

4.1	Indenture dated as of June 28, 2011 between the Company and the Trustee.

4.2	Form of 2.75% Convertible Senior Note due 2017 (included in Exhibit 4.1).

5.1	Opinion of DLA Piper LLP (US) regarding legality.

23.1	Consent of DLA Piper LLP (US) (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: June 28, 2011

	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

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